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                                                                Exhibit (j)(i)

                          CUSTODIAN SERVICES AGREEMENT

       THIS AGREEMENT is made as of April 1, 2005 by and among PFPC TRUST COMPANY, a limited purpose trust company incorporated under the laws of Delaware ("PFPC Trust"), CSFB Alternative Capital Inc., a company incorporated under the laws of Delaware ("CSFBAC"), and each of the entities listed on Schedule A attached hereto and made a part hereof as may be amended from time to time (each a "Fund" and collectively the "Funds").

                              W I T N E S S E T H:

       WHEREAS, each Fund wishes to retain PFPC Trust to provide custodian services, and PFPC Trust wishes to furnish custodian services, either directly or through an affiliate or affiliates, as more fully described herein.

       NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.     DEFINITIONS. AS USED IN THIS AGREEMENT:

       (a)    "1933 ACT" means the Securities Act of 1933, as amended.

       (b)    "1934 ACT" means the Securities Exchange Act of 1934, as amended.

       (c)    "1940 ACT" means the Investment Company Act of 1940, as amended.

       (d)    "ADVISER" means CSFBAC, the investment adviser to the Funds.

       (e) "AUTHORIZED PERSON" means any officer of a Fund or any other person duly authorized by such Fund's managers to give Oral Instructions and Written Instructions on behalf of a Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by the

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              party which is authorizing the authorized person and received by
              PFPC Trust.

       (f) "Board of Managers" (each a "Manager") means the managers of the Funds that are duly elected to oversee the operation of the Funds.

       (g) "BOOK-ENTRY SYSTEM" means the Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.

       (h)    "CEA" means the Commodities Exchange Act, as amended.

       (i) "ORAL INSTRUCTIONS" mean oral instructions received by PFPC Trust from an Authorized Person or from a person reasonably believed by PFPC Trust to be an Authorized Person. PFPC Trust may consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

       (j) "PFPC TRUST" means PFPC Trust Company or a subsidiary or affiliate of PFPC Trust Company.

       (k)    "PROPERTY" means:

              (i) any and all securities and other investment items which a Fund may from time to time deposit, or cause to be deposited, with PFPC Trust or which PFPC Trust may from time to time hold for the Fund;

              (ii) all income in respect of any of such securities or other investment items;

              (iii) all proceeds of the sale of any of such securities or investment items; and

              (iv) all proceeds of the sale of securities issued by a Fund, which are received by PFPC Trust from time to time, from or on behalf of the Fund.

       (l)    "SEC" means the Securities and Exchange Commission.

       (m) "SECURITIES LAWS" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

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       (n)    "UNITS" means the units of beneficial interest of a Fund.

       (o) "WRITTEN INSTRUCTIONS" mean (i) written instructions signed by two Authorized Persons (or persons reasonably believed by PFPC Trust to be Authorized Persons) and received by PFPC Trust or (ii) trade instructions transmitted (and received by PFPC Trust) by means of an electronic transaction reporting system which requires the use of a password or other authorized identifier in order to gain access. The instructions may be delivered electronically (with respect to sub-item (ii) above) or by hand, mail or facsimile sending device; provided, however, that if delivered by electronic mail, it must be sent to at least two of the parties listed on the Authorized E-Mail Recipient List attached hereto as Schedule B.

2. APPOINTMENT. CSFBAC and each Fund hereby appoint PFPC Trust to provide custodian services to each Fund as set forth herein, and PFPC Trust accepts such appointment and agrees to furnish such services. Additional Funds may be added to this Agreement from time to time through the execution of an instrument of accession between such additional Fund and PFPC Trust whereby such additional Fund and PFPC Trust will agree to be bound by the terms of this Agreement (as it may be amended with respect to such Fund by such instrument of accession). The addition of a Fund to this Agreement will not affect the rights or obligations of any other Fund pursuant to the terms of this Agreement. This Agreement also may be terminated with respect to a Fund without such termination affecting the rights or obligations of any other Fund pursuant to the terms of this Agreement.

3.     COMPLIANCE WITH LAWS.

       With respect to each Fund, PFPC Trust undertakes to comply with material applicable

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       requirements of the Securities Laws and material laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC Trust hereunder. Except as specifically set forth herein or in a separate agreement signed by PFPC Trust, PFPC Trust assumes no responsibility for such compliance by a Fund.

4.     INSTRUCTIONS.

       (a) Unless otherwise provided in this Agreement, PFPC Trust shall act only upon Oral Instructions or Written Instructions.

       (b) PFPC Trust shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed in good faith by PFPC Trust to be an Authorized Person) pursuant to this Agreement. PFPC Trust may assume that any Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the Funds' managers or members, unless and until PFPC Trust receives Written Instructions to the contrary or unless PFPC has actual knowledge to the contrary.

       (c) CSFBAC and each Fund agree to forward to PFPC Trust Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC Trust or its affiliates) so that PFPC Trust receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC Trust or differ from the Oral Instructions shall in no way invalidate the transactions or

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              enforceability of the transactions authorized by the Oral
              Instructions or PFPC Trust's ability to rely upon such Oral Instructions. Without prejudice to the foregoing, where PFPC Trust is aware of a material discrepancy between Oral Instructions and confirming Written Instructions, PFPC Trust shall promptly notify CSFBAC or the Fund, as appropriate, of such discrepancy. Where Oral Instructions of Written Instructions reasonably appear to have been received from an Authorized Person, PFPC Trust shall incur no liability to CSFBAC or the Fund, as appropriate, in acting upon such Oral Instructions or Written Instructions provided that PFPC Trust's actions comply with the other provisions of this Agreement.

5.     RIGHT TO RECEIVE ADVICE.

       (a) ADVICE OF THE FUND. If PFPC Trust is in doubt as to any action it should or should not take with respect to the duties to be performed by PFPC Trust hereunder, PFPC Trust may request directions or advice, including Oral Instructions or Written Instructions, from a Fund or CSFBAC acting in its capacity as investment adviser to the Fund.

       (b) ADVICE OF COUNSEL. If PFPC Trust shall be in doubt as to any question of law pertaining to any action it should or should not take with respect to the duties to be performed by PFPC Trust hereunder, PFPC Trust may request advice from counsel of its own choosing (who may be counsel for a Fund, the Fund's investment adviser,

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              General Partner or Manager or PFPC Trust, at the option of PFPC
              Trust). PFPC Trust shall notify the Fund or CSFBAC, as appropriate, if such advice is requested from counsel for a Fund, the Fund's investment adviser, General Partner or Manager, within a reasonable time after such request is made. The cost of counsel pursuant to this provision shall be borne by PFPC Trust unless the advice is sought from counsel for a Fund or the Fund's investment adviser, General Partner or Manager.

       (c) CONFLICTING ADVICE. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC Trust receives from a Fund, and the advice it receives from counsel, PFPC Trust shall be entitled to rely upon and follow the advice of counsel. With respect to an issue of compliance with law or legal requirements, PFPC Trust shall be entitled to rely upon and follow the reasonable advice of counsel, provided PFPC Trust has discussed the matter with the Fund and/or counsel of the Fund's choosing and the conflict is not resolved within a reasonable time and in a reasonable manner.

       (d)    PROTECTION OF PFPC TRUST. Subject to the second sentence of
              Section 12 and except as otherwise specifically provided in a separate agreement, PFPC Trust shall be indemnified severally by each Fund (as applicable) and without liability for any action PFPC Trust takes or does not take in good faith and in reliance upon directions or advice or Oral Instructions or Written Instructions PFPC Trust receives from or on behalf of CSFBAC or a Fund or from counsel and which PFPC Trust reasonably believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC Trust
              (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written

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              Instructions, unless under the terms of other provisions of this
              Agreement, the same is a condition of PFPC Trust's properly taking or not taking such action.

6.     RECORDS; VISITS.

       (a) The books and records pertaining to a Fund, which are in the possession or under the control of PFPC Trust, shall be the property of such Fund. If a Fund is an investment company registered under the 1940 Act, such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. CSFBAC, each Fund and Authorized Persons (and, with respect to a Fund registered under the 1940 Act, the staff of the SEC or other regulators) shall have access to such books and records at all times during PFPC Trust's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC Trust to the Fund or to an authorized representative of the Fund, at the expense of CSFBAC, such Fund or Funds (as applicable), provided that upon termination of this Agreement the original records of the Funds still under the control of PFPC Trust shall be delivered to the successor fund custodian, if applicable. Any such books and records may be maintained in the form of electronic media and stored on any magnetic disk or tape or similar recording method.

       (b) PFPC Trust shall provide to a Fund any Report on Controls Placed in Operation and Tests of Operating Effectiveness which PFPC Trust receives from PFPC's independent accountants in accordance with U.S. Statement of Auditing Standards No. 70 ("SAS 70 Report") within thirty (30) days after PFPC Trust receives the SAS 70 Report from its independent accountants, provided that the Fund has requested such SAS 70 Report.

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7.     CONFIDENTIALITY.

       (a) Each of (i) PFPC Trust and (ii) CSFBAC and the Funds shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, investments, investment strategies, finances, operations, employees, personnel, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of CSFBAC, a Fund or PFPC Trust, their respective subsidiaries and affiliated companies; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords any Fund, CSFBAC or PFPC Trust or their respective affiliates a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if: (a) it is already known to the receiving party at the time it is obtained; (b) it is or becomes publicly known or available through no wrongful act of the receiving party; (c) it is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) it is released by the protected party to a third party without restriction; (e) it is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided the receiving party will provide the other party written notice of the same, to the

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              extent such notice is permitted); (f) release of such information by PFPC Trust is necessary in connection with the provision of services under this Agreement; (g) it is relevant to the defense of any claim or cause of action asserted against the receiving party; or (h) it has been or is independently developed or obtained by the receiving party.

       (b) If any party to this Agreement (or any company affiliated with a party to this Agreement) is requested or required (by oral question, interrogatories requests for information or documents, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such party (the "Disclosing Party"), will promptly notify the other parties (to the extent permitted by law) of such request or requirement so that such other party or parties may seek an appropriate protective order. If, in the absence of a protective order or the receipt of a waiver hereunder, the Disclosing Party is, in the opinion of counsel to the Disclosing Party compelled to disclose the Confidential Information, the Disclosing Party may disclose only such portion of the Confidential Information to the party compelling disclosure as is required by law, as determined solely by counsel to the Disclosing Party.

       (c) Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall not disclose the non-public personal information of investors in the Funds obtained under this Agreement, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by law or regulation.

8. COOPERATION WITH ACCOUNTANTS. PFPC Trust shall cooperate with each Fund's independent public accountants and shall take all reasonable action to make any requested information available to such accountants as reasonably requested by each Fund.

9. PFPC SYSTEM. PFPC Trust shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques,

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       derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC Trust in connection with the services provided by PFPC Trust to the Funds. Nothing in this Agreement will grant to PFPC Trust title to or ownership of any data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, or other related legal rights belonging to CSFBAC, the Funds, or their affiliates.

10. DISASTER RECOVERY. PFPC Trust shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. PFPC Trust will, on request, provide a Fund with a summary of PFPC Trust's disaster recovery procedures. In the event of equipment failures, PFPC Trust shall, at no additional expense to any Fund, take reasonable steps to minimize service interruptions. PFPC Trust shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by PFPC Trust's own willful misfeasance or willful misconduct, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

11.    COMPENSATION.

       (a) As compensation for custody services rendered by PFPC Trust during the term of this Agreement, the Funds will pay to PFPC Trust a fee or fees as may be agreed to in writing from time to time by the Funds and PFPC Trust. CSFBAC and each Fund acknowledge that PFPC Trust may receive float benefits in connection with maintaining certain accounts required to provide services under this Agreement.

       (b) Each Fund hereby represents and warrants to PFPC Trust that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to PFPC Trust or to the adviser or sponsor to the Funds in

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              connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PFPC Trust to such adviser or sponsor or any affiliate of the Funds relating to this Agreement have been fully disclosed to the Board of Managers of the Funds and that, if required by applicable law, such Board of Managers has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

12.    INDEMNIFICATION.

       (a) Each Fund agrees severally and not jointly to indemnify and hold harmless PFPC Trust and its affiliates, including their respective officers, directors, agents and employees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities) (collectively, "Losses") arising directly or indirectly from any action or omission to act which PFPC Trust takes in connection with the provision of services hereunder to the extent provided herein. Notwithstanding anything to the contrary contained herein, neither PFPC Trust, nor any of its affiliates, shall be indemnified from Losses and against any liability (or any expenses incident to such liability) caused by PFPC Trust's or its affiliates' own willful misfeasance or willful misconduct, bad faith, gross negligence or reckless disregard in the performance of PFPC Trust's activities under this Agreement. Any amounts payable by a Fund hereunder shall be satisfied only against such Fund's assets and not against the assets of any other Fund. The provisions of this Section 12 shall survive termination of this Agreement.

       (b) PFPC Trust agrees to indemnify, defend and hold harmless CSFBAC and each Fund from Losses arising directly or indirectly from any act or omission to act of PFPC Trust pursuant to this Agreement but only if such liability arises from

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              PFPC's or its affiliates' own willful misfeasance or willful misconduct, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

13.    RESPONSIBILITY OF PFPC TRUST.

       (a) PFPC Trust shall be under no duty to take any action hereunder on behalf of CSFBAC or a Fund except as specifically set forth herein or as may be specifically agreed to by PFPC Trust, CSFBAC and a Fund in writing and signed by PFPC Trust. PFPC Trust shall be obligated to exercise care and diligence in the performance of its duties hereunder including duties set forth in any schedules to this Agreement and to act in good faith in performing services provided for under this Agreement.

       (b) Notwithstanding anything in this Agreement to the contrary, (i) PFPC Trust shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of public utilities, public transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party caused by any of the foregoing; provided that PFPC Trust has used reasonable efforts to minimize the impact of any of the foregoing on its ability to fully perform its obligations hereunder; and (ii) PFPC Trust shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC Trust reasonably believes to be genuine.

       (c) Notwithstanding anything in this Agreement to the contrary, no party to this

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              Agreement nor their affiliates shall be liable for any
              consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by them or their affiliates.

       (d) Each party shall have a duty to use commercially reasonable efforts to mitigate damages for which the other party may become responsible.

       (e) Notwithstanding anything in this Agreement to the contrary (other than as specifically provided in Section 14(h)(ii)(B)(4) and
              Section 14(h)(iii)(A) of this Agreement), each Fund shall be responsible for all filings, tax returns and reports on any transactions undertaken pursuant to this Agreement, or in respect of the Property or any collections undertaken pursuant to this Agreement, which may be requested by any relevant authority. In addition, each Fund shall be responsible for the payment of all taxes and similar items (including without limitation penalties and interest related thereto).

       (f) The provisions of this Section 13 shall survive termination of this Agreement.

       (g) Notwithstanding anything in this Agreement to the contrary, PFPC Trust shall have no liability either for any error or omission of any of its predecessors as servicer on behalf of any Fund or for any failure to discover any such error or omission.

14.    DESCRIPTION OF SERVICES.

       (a) DELIVERY OF THE PROPERTY. Each Fund will deliver or arrange for delivery to PFPC Trust, all the Property owned by it, including cash received as a result of the distribution of Units, during the term of this Agreement. PFPC Trust will not be responsible for any assets until actual receipt.

       (b) RECEIPT AND DISBURSEMENT OF MONEY. PFPC Trust, acting upon Written Instructions, shall open and maintain a separate account for each Fund (each an "Account") and shall maintain in the Account all cash and other assets received from or for such Fund specifically designated to such Account.

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              PFPC Trust shall make cash payments from or for an Account of only for:

              (i) purchases of securities in the name of a Fund, PFPC Trust, PFPC Trust's nominee or a sub-custodian or nominee thereof as provided in sub-section (j) and for which PFPC Trust has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;

              (ii)   purchase or redemption of Units delivered to PFPC Trust;

              (iii) payment of, subject to Written Instructions, interest, taxes (provided that tax which PFPC Trust considers is required to be deducted or withheld "at source" will be governed by Section 14(h)(iii)(B) of this Agreement), administration, accounting, distribution, advisory and management fees which are to be borne by a Fund;

              (iv) payment to, subject to receipt of Written Instructions, the transfer agent of a particular Fund, as agent for the members, of an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to members, or, in lieu of paying such Fund's transfer agent, PFPC Trust may arrange for the direct payment of cash dividends and distributions to members in accordance with procedures mutually agreed upon from time to time by and among the Fund, PFPC Trust and such Fund's transfer agent;

              (v) payments, upon receipt of Written Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by a Fund and held by or delivered to PFPC Trust;

              (vi) payments of the amounts of dividends received with respect to securities sold short;

              (vii)  payments to PFPC Trust for its services hereunder;

              (viii) payments to a sub-custodian pursuant to provisions in sub-section (c) of this Section; and

              (ix)   other payments, upon Written Instructions.

       PFPC Trust is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Accounts.

       (c)    RECEIPT OF SECURITIES; SUBCUSTODIANS.

              (i) PFPC Trust (and any sub-custodian) shall hold all securities received by it

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                     for the Accounts in a separate account that physically
                     segregates such securities from those of any other persons, firms or corporations, except for securities held in a Book-Entry System or through a sub-custodian or depository. All such securities shall be held or disposed of only upon Written Instructions pursuant to the terms of this Agreement. PFPC Trust shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement or upon Written Instructions authorizing the transaction. In no case may any member of the Funds' Managers, or any officer, employee or agent of the Funds withdraw any securities.

                     At PFPC Trust's own expense and for its own convenience, PFPC Trust may enter into sub-custodian agreements with other banks or trust companies to perform duties described in this sub-section (c) with respect to domestic assets. Such bank or trust company shall have aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000), if it is a subsidiary or affiliate of PFPC Trust, or at least fifty million dollars ($50,000,000) if such bank or trust company is not a subsidiary or affiliate of PFPC Trust. In addition, such bank or trust company must be qualified to act as custodian and agree to comply with the relevant provisions of applicable rules and regulations. Any such arrangement will not be entered into without prior written notice to the Funds (or as otherwise provided in the 1940 Act).

                     In addition, PFPC Trust may enter into arrangements with sub-custodians with respect to services regarding foreign assets. Any such arrangement will not be entered into without prior written notice to the Funds (or as otherwise provided in the 1940 Act).

                     PFPC Trust shall remain responsible for the acts and omissions of any sub-custodian chosen by PFPC Trust under the terms of this sub-section (c) to the same extent that PFPC Trust is responsible for its own acts and omissions under this Agreement.

       (d) TRANSACTIONS REQUIRING INSTRUCTIONS. Upon receipt of Oral Instructions or Written Instructions and not otherwise, PFPC Trust shall:

              (i) deliver any securities held for a Fund against the receipt of payment for the sale of such securities or otherwise in accordance with standard market practice;

              (ii) execute and deliver to such persons as may be designated in such Oral Instructions or Written Instructions, proxies, consents, authorizations, and

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                     any other instruments whereby the authority of a Fund as
                     owner of any securities may be exercised;

              (iii) deliver any securities held for a Fund to the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable at the option of the holder; provided that, in any such case, the cash or other consideration is to be delivered to PFPC Trust;

              (iv) deliver any securities held for a Fund against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any person, or the exercise of any conversion privilege;

              (v) deliver any securities held for a Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

              (vi) make such transfer or exchanges of the assets of a Fund and take such other steps as shall be stated in said Oral Instructions or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

              (vii) release securities belonging to a Fund to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by such Fund; provided, however, that securities shall be released only upon payment to PFPC Trust of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

              (viii) release and deliver securities owned by a Fund in
                     connection with any repurchase agreement entered into by such Fund, but only on receipt of payment therefor; and pay out monies of the Fund in connection with such repurchase agreements, but only upon the delivery of the securities;

              (ix) release and deliver or exchange securities owned by a Fund in connection with any conversion of such securities, pursuant to their terms, into other securities;

              (x) release and deliver securities to a broker in connection with the broker's custody of margin collateral relating to futures and options transactions;

              (xi) release and deliver securities owned by a Fund for the purpose of redeeming in kind Units of such Fund upon delivery thereof to PFPC Trust; and

              (xii) release and deliver or exchange securities owned by a Fund for other purposes.

                     PFPC Trust must also receive a certified resolution describing the nature of the corporate purpose and the name and address of the person(s) to whom delivery shall be made when such action is pursuant to sub-paragraph d (xii).

       (e) USE OF BOOK-ENTRY SYSTEM OR OTHER DEPOSITORY. PFPC Trust will deposit in Book-Entry Systems and other depositories all securities belonging to the Funds eligible for deposit therein and will utilize Book-Entry Systems and other depositories to the extent possible in connection with settlements of purchases and sales of securities by the Funds, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. PFPC Trust shall continue to perform such duties until it receives Written Instructions or Oral Instructions authorizing contrary actions. Notwithstanding anything in this Agreement to the contrary, PFPC Trust's use of a Book-Entry System shall comply with the requirements of Rule 17f-4 under the 1940 Act to the extent applicable to any Fund.

       PFPC Trust shall administer a Book-Entry System or other depository as follows:

              (i) With respect to securities of each Fund which are maintained in a Book-Entry System or another depository, the records of PFPC Trust shall identify by book-entry or otherwise those securities as belonging to each Fund.

              (ii) Assets of each Fund deposited in a Book-Entry System or another depository will (to the extent consistent with applicable law and standard practice) at all times be segregated from any assets and cash controlled by PFPC Trust in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities.

              PFPC Trust will provide each Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.

       (f) REGISTRATION OF SECURITIES. All securities held for a Fund which are issued or issuable only in bearer form, except such securities maintained in the Book-Entry System or in another depository, shall be held by PFPC Trust in bearer form; all other securities maintained for a Fund may be registered in the name of such Fund, PFPC Trust, a Book-Entry System, another depository, a sub-custodian, or any duly appointed nominee of the Fund, PFPC Trust, Book-Entry System, depository or sub-custodian. Each Fund reserves the right to instruct PFPC Trust as to the method of registration and safekeeping of the securities of such Fund. Each Fund agrees to furnish to PFPC Trust appropriate instruments to enable PFPC Trust to maintain or deliver in proper form for transfer, or to register in the name of its nominee or in the name of the Book-Entry System or in the name of another appropriate entity, any securities which it may maintain for the Accounts. With respect to uncertificated securities which are registered in the name of the Fund (or a nominee thereof), PFPC Trust will reflect such securities on its records based upon the holdings information provided to it by the issuer of such securities, but notwithstanding anything in this Agreement to the contrary PFPC Trust shall not be obligated to safekeep such securities or to perform other duties with respect to such securities other than to make payment for the purchase of such securities upon receipt of Oral Instructions or Written Instructions, accept in sale proceeds received by PFPC Trust upon the sale of such securities of which PFPC Trust is informed pursuant to Oral Instructions or Written Instructions, and accept in other distributions received by PFPC Trust with respect to such securities or reflect on its records any reinvested distributions with respect to such securities of which it is informed by the issuer of the securities.

       (g) VOTING AND OTHER ACTION. Neither PFPC Trust nor its nominee shall vote any of the securities held pursuant to this Agreement by or for the account of a Fund, except in accordance with Written Instructions. PFPC Trust, directly or through the use of another entity, shall execute in blank and promptly deliver all notices, proxies and proxy soliciting materials received by PFPC Trust as custodian of the Property to the registered holder of such securities. If the registered holder is not a Fund, then Written Instructions or Oral Instructions must designate the person who owns such securities.

       (h) TRANSACTIONS NOT REQUIRING INSTRUCTIONS. Notwithstanding anything in this Agreement requiring instructions in order to take a particular action, in the absence of a contrary Written Instruction, PFPC Trust is authorized to take the following actions without the need for instructions:

       (i)    COLLECTION OF INCOME AND OTHER PAYMENTS.

              (A) collect and receive for the account of each Fund, all income, dividends, distributions, coupons, option premiums, other payments and similar items, included or to be included in the Property, and, in addition, promptly advise each Fund of such receipt and credit such income to each Fund's custodian account;

              (B) endorse and deposit for collection, in the name of each Fund, checks, drafts, or other orders for the payment of money;

              (C) receive and hold for the account of each Fund all securities received as a distribution on such Fund's securities as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any securities belonging to a Fund and held by PFPC Trust hereunder;

              (D) present for payment and collect the amount payable upon all securities which may mature or be called, redeemed, retired or otherwise become payable (on a mandatory basis) on the date such securities become payable; and

              (E) take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts, and other negotiable instruments.

       (ii)   MISCELLANEOUS TRANSACTIONS.

              (A) PFPC Trust is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                     (1) for examination by a broker or dealer selling for the account of a Fund in accordance with street delivery custom;

                     (2) for the exchange of interim receipts or temporary securities for definitive securities; and

                     (3) for transfer of securities into the name of the Fund or PFPC Trust or a sub-custodian or a nominee of one of the foregoing, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to PFPC Trust.

              (B)    PFPC Trust shall:

                     (1) pay all income items held by it which call for payment upon presentation and hold the cash received by it upon such payment for the account of each Fund;

                     (2) collect interest and cash dividends received, with notice to the Fund, to the Account of each Fund;

                     (3) hold for the account of each Fund all stock dividends, rights and similar securities issued with respect to any securities held by PFPC Trust; and

                     (4) subject to receipt of such documentation and information as PFPC Trust may request, execute as agent on behalf of each Fund all necessary ownership certificates required by a national governmental taxing authority or under the laws of any U.S. state now or hereafter in effect, inserting such Fund's name, on such certificate as the owner of the securities covered thereby, to the extent it may lawfully do so.

       (iii)  OTHER MATTERS.

              (A) subject to receipt of such documentation and information as PFPC Trust may request, PFPC Trust will, in such jurisdictions as PFPC Trust may agree from time to time, seek to reclaim or obtain a reduction with respect to any withholdings or other taxes relating to assets maintained hereunder (provided that PFPC Trust will not be liable for failure to obtain any particular relief in a particular jurisdiction); and

              (B) PFPC Trust is authorized to deduct or withhold any sum in respect of tax which PFPC Trust considers is required to be deducted or withheld "at source" by any relevant law or practice.

       (i)    SEGREGATED ACCOUNTS.

              (i) PFPC Trust shall upon receipt of Written Instructions or Oral Instructions establish and maintain segregated accounts on its records for and on behalf of each Fund. Such accounts may be used to transfer cash and securities, including securities in a Book-Entry System or other depository:

                     (A) for the purposes of compliance by the Funds with the procedures required by a securities or option exchange, provided such procedures comply with the 1940 Act and any releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; and

                     (B) upon receipt of Written Instructions, for other purposes.

              (ii) PFPC Trust shall arrange for the establishment of IRA custodian accounts for such shareholders holding Units through IRA accounts, in accordance with the Fund's prospectuses, the Internal Revenue Code of 1986, as amended (including regulations promulgated thereunder), and with such other procedures as are mutually agreed upon from time to time by and among the Fund, PFPC Trust and the Fund's transfer agent.

       (j) PURCHASES OF SECURITIES. PFPC Trust shall settle purchased securities upon receipt of Oral Instructions or Written Instructions that specify:

              (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;

              (ii) the number of shares or the principal amount purchased and accrued interest, if any;

              (iii)  the date of purchase and settlement;

              (iv)   the purchase price per unit;

              (v)    the total amount payable upon such purchase;

              (vi)   the Fund involved; and

              (vii) the name of the person from whom or the broker through whom the purchase was made. PFPC Trust shall upon receipt of securities purchased by or for a Fund (or otherwise in accordance with standard market practice) pay out of the monies held for the account of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral Instructions or Written Instructions.

       (k) SALES OF SECURITIES. PFPC Trust shall settle sold securities upon receipt of Oral Instructions or Written Instructions that specify:

              (i) the name of the issuer and the title of the security, including CUSIP number if applicable;

              (ii) the number of shares or principal amount sold, and accrued interest, if any;

              (iii)  the date of trade and settlement;

              (iv)   the sale price per unit;

              (v)    the total amount payable to the Fund upon such sale;

              (vi) the name of the broker through whom or the person to whom the sale was made;

              (vii) the location to which the security must be delivered and delivery deadline, if any; and

              (viii) the Fund involved.

       PFPC Trust shall deliver the securities upon receipt of the total amount payable to the Fund upon such sale, provided that the total amount payable is the same as was set forth in the Oral Instructions or Written Instructions. Notwithstanding anything to the contrary in this Agreement, PFPC Trust may accept payment in such form as is consistent with standard industry practice and may deliver assets and arrange for payment in accordance with standard market practice.

       (l)    REPORTS; PROXY MATERIALS.

              (i) PFPC Trust shall furnish to each Fund the following reports:

                     (A) such periodic and special reports as the Fund may reasonably request;

                     (B) a monthly statement summarizing all transactions and entries for the account of each Fund, listing each portfolio security belonging to each Fund (with the corresponding security identification number) held at the end of such month and stating the cash balance of each Fund at the end of such month.

                     (C) the reports required to be furnished to each Fund pursuant to Rule 17f-4 of the 1940 Act; and

                     (D) such other information as may be agreed upon from time to time between the Fund and PFPC Trust.

              (ii) PFPC Trust shall transmit promptly to each Fund any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as custodian of the Property. PFPC Trust shall be under no other obligation to inform each Fund as to such actions or events. For clarification, upon termination of this Agreement PFPC Trust shall have no responsibility to transmit such material or to inform any Fund or any other person of such actions or events.

       (m) CREDITING OF ACCOUNTS. PFPC Trust may in its sole discretion credit an Account with respect to income, dividends, distributions, coupons, option premiums, other payments or similar items prior to PFPC Trust's actual receipt thereof, and in addition PFPC Trust may in its sole discretion credit or debit the assets in an Account on a contractual settlement date with respect to any sale, exchange or purchase applicable to the Account; provided that nothing herein or otherwise shall require PFPC Trust to make any advances or to credit any amounts until PFPC Trust's actual receipt thereof. If PFPC Trust credits an Account with respect to (a) income, dividends, distributions, coupons, option premiums, other payments or similar items on a contractual payment date or otherwise in advance of PFPC Trust's actual receipt of the amount due, (b) the proceeds of any sale or other disposition of assets on the contractual settlement date or otherwise in advance of PFPC Trust's actual receipt of the amount due or (c) provisional crediting of any amounts due, and (i) PFPC Trust is subsequently unable to collect full and final payment for the amounts so credited within a reasonable time period using reasonable efforts or (ii) pursuant to standard industry practice, law or regulation PFPC Trust is required to repay to a third party such amounts so credited, or if any Property has been incorrectly credited, PFPC Trust shall have the absolute right in its sole discretion without demand to reverse any such credit or payment, to debit or deduct the amount of such credit or payment from the Account, and to otherwise pursue recovery of any such amounts so credited from the Fund. Each Fund hereby grants to PFPC Trust and to each sub-custodian utilized by PFPC Trust in connection with providing services to the Fund a first priority contractual possessory security interest in and a right of setoff against the assets maintained in an Account hereunder in the amount necessary to secure the return and payment to PFPC Trust and to each such sub-custodian of any advance or credit made by PFPC Trust and/or by such sub-custodian (including agreed upon charges related thereto) to such Account. Notwithstanding anything in this Agreement to the contrary, PFPC Trust shall be entitled to assign any rights it has under this sub-section (m) to any sub-custodian utilized by PFPC Trust in connection with providing services to the Fund which sub-custodian makes any credits or advances with respect to the Fund.

       (n) COLLECTIONS. All collections of monies or other property in respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by PFPC Trust) shall be at the sole risk of the Funds. If payment is not received by PFPC Trust within a reasonable time after proper demands have been made, PFPC Trust shall notify the affected Fund in writing, including copies of all demand letters, any written responses and memoranda of all oral responses and shall await instructions from the Fund. PFPC Trust shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. PFPC Trust shall also notify the affected Fund as soon as reasonably practicable whenever income due on securities is not collected in due course and shall provide the Fund with periodic status reports of such income collected after a reasonable time.

       (o) EXCESS CASH SWEEP. PFPC Trust will, consistent with applicable law, sweep any net excess cash balances daily into an investment vehicle or other instrument designated in writing by the Funds, so long as the investment vehicle or instrument is acceptable to PFPC Trust, subject to a fee, paid to PFPC Trust for such service, to be agreed between the parties. Such investment vehicle or instrument may be offered by an affiliate of PFPC Trust or by a PFPC Trust client and PFPC Trust may receive compensation therefrom.

       (p) FOREIGN EXCHANGE. PFPC Trust and/or sub-custodians may enter into or arrange foreign exchange transactions (at such rates as they may consider appropriate) in order to facilitate transactions under this Agreement, and such entities and/or their affiliates may receive compensation in connection with such foreign exchange transactions.

15.    DURATION AND TERMINATION.

       (a) The term of this Agreement is for an initial term beginning from the date of this Agreement and continuing through the close of business two (2) years thereafter (the "Initial Term"). Upon the expiration of the Initial Term, this Agreement will automatically renew for successive terms of one (1) year ("Renewal Terms"). Any Fund or PFPC Trust may terminate this Agreement effective at the end of the

              Initial Term or any Renewal Term by providing written notice to the other parties of its intent not to renew. Notice of termination must be received not less than one hundred and eighty
              (180) days prior to the expiration of the Initial Term or the then current Renewal Term. In the event a Fund gives notice of termination, all reasonable expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor service provider (or each successor service provider, if there are more than one), and all trailing expenses incurred by PFPC Trust, will be borne by the Fund. If this Agreement is terminated with respect to a particular Fund, this Agreement shall remain in full force and effect with respect to CSFBAC and the remaining Funds.

       (b) If a party hereto fails in any material respect to perform its duties and obligations hereunder (a "Defaulting Party"), or if a representation and warranty of a party hereof becomes untrue or inaccurate in any material respect, the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within sixty (60) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement with respect to the Defaulting Party by giving ninety (90) days' written notice of such termination to the Defaulting Party. Termination of this Agreement by the Non-Defaulting Party shall not constitute a waiver of any other rights or remedies with respect to obligations of the parties prior to such termination or rights of PFPC Trust to be reimbursed for all of its out-of-pocket expenses and its normal monthly fees or other obligations due it. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-

              Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

       (c) Upon occurrence of any of the following events, the party not subject to such event (the "Non-Offending Party") shall have the right to immediately terminate this Agreement upon written notice to the other party: (i) either party ceases doing (or gives notice of ceasing to do) business and its business is not continued by another corporation or entity who has agreed to assume its obligations, (ii) either party becomes insolvent or files for or becomes a party to any involuntary bankruptcy, receivership or similar proceeding, and such involuntary proceeding is not dismissed within forty-five (45) calendar days after filing, or
              (iii) either party makes an assignment for the benefit of creditors. Nothing herein shall grant CSFBAC and a particular Fund(s) the right to terminate this Agreement with respect to PFPC Trust if PFPC Trust is a Non-Offending Party.

       (d) In the event this Agreement is terminated (pending appointment of a successor to PFPC Trust or vote of the members of a Fund to dissolve or to function without a custodian of its cash, securities or other property), PFPC Trust shall not deliver cash, securities or other property of the Fund to the Fund. It may deliver them to a bank or trust company of PFPC Trust's choice, having aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than fifty million dollars ($50,000,000), as a custodian for the Fund to be held under terms similar to those of this Agreement; provided, however, that in the event this Agreement is terminated by PFPC Trust, PFPC Trust shall not make such delivery until the earlier of thirty
              (30) days after termination hereof or the Fund's appointment of a successor custodian. PFPC Trust shall not be required to make any delivery or payment of assets upon termination until full payment shall have been made to PFPC Trust of all of its fees, compensation, costs and expenses (including without limitation fees and expenses associated with deconversion or conversion to another service provider and other trailing expenses incurred by PFPC Trust); provided, however, that PFPC Trust shall provide the Fund, at the time of such delivery or payment of assets, with a reasonable estimate of such deconversion, conversion and other trailing fees and expenses in order to enable the Fund to make full payment to PFPC Trust of all of its fees, compensation, costs and expenses, and PFPC Trust subsequently shall refund to the Fund any overpayment of expenses, or assess the Fund for any underpayment of expenses, after reconciling actual expenses to estimated expenses. PFPC Trust shall have a first priority contractual possessory security interest in and shall have a right of setoff against the Property as security for the payment of such fees, compensation, costs and expenses.

17. NOTICES. Notices shall be addressed (a) if to PFPC Trust at 8800 Tinicum Boulevard, 3rd Floor, Philadelphia, Pennsylvania 19153, Attention: Sam Sparhawk; (b) if to any Fund, at Eleven Madison Avenue, New York, New York 10010 Attention: HFI Middle Office; (c) if to CSFBAC, at Eleven Madison Avenue, New York, New York 10010, Attention: HFI Middle Office, or (d) if to none of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming electronic delivery, hand or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

18. AMENDMENTS. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

19. DELEGATION; ASSIGNMENT. PFPC Trust may assign its rights and delegate its duties hereunder with respect to a Fund to any affiliate of PFPC Trust or of The PNC Financial Services Group, Inc., provided that PFPC Trust gives such Fund ninety (90) days' prior written notice of such assignment or delegation and such assignment or delegation is approved by CSFBAC and each such Fund, such consent not to be unreasonably withheld, conditioned or delayed.

20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.    MISCELLANEOUS.

       (a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

       (b) NO REPRESENTATIONS OR WARRANTIES. Except as expressly provided in this Agreement, PFPC Trust hereby disclaims all representations and warranties, express or implied, made to CSFBAC, a Fund or any other person, regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC Trust disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

       (c) NO CHANGES THAT MATERIALLY AFFECT OBLIGATIONS. Notwithstanding anything in this Agreement to the contrary, each Fund agrees to provide PFPC Trust with prior notice to evaluate the impact of any modifications to its registration statement or adopt any policies (a "Material Modification") which would materially affect the obligations or responsibilities of PFPC Trust. In the event of a Material Modification PFPC Trust shall have the option of either
              (i) charging the particular Fund(s) for any new or additional services at its customary rates or (ii) terminating this Agreement with respect to that Fund(s) upon ninety (90) days written notice.

       (d) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

       (e) INFORMATION. Each Fund will provide such information and documentation as PFPC Trust may reasonably request in connection with services provided by PFPC Trust to the Fund.

       (f) GOVERNING LAW. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

       (g) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

       (h) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       (i) FACSIMILE SIGNATURES. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

       (j) CUSTOMER IDENTIFICATION PROGRAM NOTICE. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Consistent with this requirement, PFPC Trust may request (or may have already requested) CSFBAC's and each Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PFPC Trust may also ask (and may have already asked) for additional identifying information, and PFPC Trust may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

       (k) PFPC Trust represents and warrants that it has adopted policies and procedures reasonably designed to detect and prevent money laundering activities in compliance with applicable laws, regulations and regulatory interpretations. In this regard, PFPC Trust represents that it shall (i) upon reasonable request, provide a copy of its anti-money laundering program (or a summary thereof) to

              CSFBAC and, if appropriate, the Funds, and (ii) upon request, provide to the Funds, a copy of the attestation letter received by PFPC Trust from an independent auditor in connection with the annual audit performed with respect to PFPC Trust's Anti-Money Laundering program.

       (l) PFPC Trust is entering into this Agreement with CSFBAC and each of the Funds separately and not jointly, and any duty, obligation or liability owed or incurred by PFPC Trust with respect to CSFBAC and a particular Fund shall be owed or incurred solely with respect to CSFBAC and that Fund, and shall not in any way create any duty, obligation or liability with respect to any other Fund or CSFBAC. This Agreement shall be interpreted to carry out the intent of the parties hereto that PFPC Trust is entering into a separate arrangement with CSFBAC and each separate Fund.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                       PFPC TRUST COMPANY

                       /s/ DAVID E. FRITZ
                       ---------------------------
                       By: David E. Fritz
                       Title: Vice President

                       CSFB Alternative Capital, Inc.

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: Managing Director

                       CSFB Alternative Capital Multi-Strategy Master
                       Fund, LLC

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: President and Manager

                       CSFB Alternative Capital Event Driven
                       Master Fund, LLC

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: President and Manager

                       CSFB Alternative Capital Long/Short Equity Master
                       Fund, LLC

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: President and Manager

                       CSFB Alternative Capital Relative Value Master
                       Fund, LLC

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: Managing Director

                       CSFB Alternative Capital Tactical Trading Master Fund,
                       LLC

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: Managing Director

                       CSFB Alternative Capital Multi-Strategy Fund, LLC

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: Managing Director

                       CSFB Alternative Capital Event Driven Fund,
                       LLC

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: Managing Director

                       CSFB Alternative Capital Long/Short Equity Fund,
                       LLC

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: Managing Director

                       CSFB Alternative Capital Relative Value Fund,
                       LLC

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: Managing Director

                       CSFB Alternative Capital Tactical Trading Fund,
                       LLC

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: Managing Director

                       CSFB Alternative Capital Multi-Strategy
                       Institutional Fund, LLC

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: President and Manager

                       CSFB Alternative Capital Event Driven Institutional Fund, LLC

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: President and Manager

                       CSFB Alternative Capital Long/Short Equity
                       Institutional Fund, LLC

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: President and Manager

                       CSFB Alternative Capital Relative Value
                       Institutional Fund, LLC

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: President and Manager

                       CSFB Alternative Capital Tactical Trading
                       Institutional Fund, LLC

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: President and Manager

                       CSFB Alternative Capital Multi-Strategy Offshore Institutional Fund, LDC

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: President and Manager

                       CSFB Alternative Capital Event Driven Offshore Institutional Fund, LDC

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: President and Manager

                       CSFB Alternative Capital Long/Short Equity
                       Offshore Institutional Fund, LDC

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: President and Manager

                       CSFB Alternative Capital Relative Value Offshore Institutional Fund, LDC

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: President and Manager

                       CSFB Alternative Capital Tactical Trading Offshore Institutional Fund, LDC

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: President and Manager

                       Multi-Strategy Private Fund, LP

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: President and Manager

                       Long/Short Equity Private Fund, LP

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: President and Manager

                       Multi-Strategy Private (Offshore) Fund Limited

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: President and Manager

                       Global Diversified Investors I Limited

                       /s/ JAMES H. VOS
                       ---------------------------
                       By: James H. Vos
                       Title: President and Manager

                       Global Diversified Investors II Limited

                       /s/ JAMES H. VOS
                       ----------------------------
                       By: James H. Vos
                       Title: President and Manager

                       Healthtech Long/Short Investors Limited

                       /s/ JAMES H. VOS
                       ----------------------------
                       By: James H. Vos
                       Title: President and Manager

                       DLJ Technology Long/Short Investors Limited

                       /s/ JAMES H. VOS
                       -----------------------------
                       By: James H. Vos
                       Title: President and Manager

                                   SCHEDULE A
                                  MASTER FUNDS

CSFB Alternative Capital Multi-Strategy Master Fund, LLC
CSFB Alternative Capital Event Driven Master Fund, LLC
CSFB Alternative Capital Long/Short Equity Master Fund, LLC
CSFB Alternative Capital Relative Value Master Fund, LLC
CSFB Alternative Capital Tactical Trading Master Fund, LLC

                        TAXABLE (NON-INSTITUTIONAL) FUNDS

CSFB Alternative Capital Multi-Strategy Fund, LLC
CSFB Alternative Capital Event Driven Fund, LLC
CSFB Alternative Capital Long/Short Equity Fund, LLC
CSFB Alternative Capital Relative Value Fund, LLC
CSFB Alternative Capital Tactical Trading Fund, LLC

                        TAX EXEMPT (INSTITUTIONAL) FUNDS

CSFB Alternative Capital Multi-Strategy Institutional Fund, LLC CSFB Alternative Capital Event Driven Institutional Fund, LLC
CSFB Alternative Capital Long/Short Equity Institutional Fund, LLC CSFB Alternative Capital Relative Value Institutional Fund, LLC CSFB Alternative Capital Tactical Trading Institutional Fund, LLC

                      OFFSHORE (CAYMAN) UBTI BLOCKER FUNDS

CSFB Alternative Capital Multi-Strategy Offshore Institutional Fund, LDC CSFB Alternative Capital Event Driven Offshore Institutional Fund, LDC
CSFB Alternative Capital Long/Short Equity Offshore Institutional Fund, LDC CSFB Alternative Capital Relative Value Offshore Institutional Fund, LDC CSFB Alternative Capital Tactical Trading Offshore Institutional Fund, LDC

                        ONSHORE UNREGISTERED FEEDER FUNDS

Multi-Strategy Private Fund, LP
Long/Short Equity Private Fund, LP

                       OFFSHORE UNREGISTERED FEEDER FUNDS

Multi-Strategy Private (Offshore) Fund Limited
Global Diversified Investors I Limited
Global Diversified Investors II Limited
Healthtech Long/Short Investors Limited
DLJ Technology Long/Short Investors Limited